EXHIBIT 23.1

Pannell  Kerr  Forster

                                            [Letterhead of Pannell Kerr Forster]


July  14,  2003


Mr.  Andrew  Seokwoo  Lee
CyPacific  Trading  Inc.
C/o  Penn  Capital  Canada  Ltd.
16rh  Floor,  543  Granville  Street
Vancouver,  B.C.
V6C  1X8

RE:  CYPACIFIC  TRADING  INC.'S  REGISTRATION  STATEMENT  ON  FORM  F-1
-----------------------------------------------------------------------

We consent to the reference to our firm and to the use of our report dated May 8, 2003, in the registration statement on Form F-1 of CyPacific Trading Inc.

/S/  Pannell  Kerr  Forster
----------------------------
Pannell  Kerr  Forster,  Chartered  Accountants

Vancouver,  British  Columbia
July  14,  2003